STOCK-FOR-STOCK AGREEMENT

    REORGANIZATION AGREEMENT between Rhino Enterprises Group, Inc., a Nevada corporation (hereinafter referred to as "RHINO"), and shareholders of Framing Systems, Inc., a Nevada corporation
(hereinafter referred to as "FRAMING").

   For the Acquisition by RHINO of all the outstanding stock of FRAMING, in exchange for stock of RHINO.

    AGREEMENT, dated as of this 14th day of May, 1999, between RHINO and all of the Shareholders of FRAMING (hereinafter collectively referred to as the "FRAMING Shareholders").

   WHEREAS, the FRAMING Shareholders own10,129,000 shares of common stock, $.001 par value per share, of FRAMING, and which constitutes all of the outstanding common stock of FRAMING, for a total of 10,129,000 issued and outstanding shares of common stock of FRAMING.

   WHEREAS, the FRAMING Shareholders own and have the right to sell, transfer and exchange all of the shares for the purchase of the capital stock of RHINO. RHINO hereby offers 405,160 shares of its common stock to the FRAMING Shareholders for all of the outstanding common stock of FRAMING. The FRAMING Shareholders wish to make said exchange.

   WHEREAS, the parties hereto intend that the securities exchange described herein between RHINO and the Shareholders of FRAMING will be tax free in accordance with the provisions of Section
368(a)(1)(B) of the Internal Revenue Code.

   NOW THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed and by these present do hereby agree as follows:

   1. Exchange of Securities. Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in
Section 6 hereof (the "Closing Date"), RHINO will issue and deliver, or cause to be issued and delivered to the FRAMING Shareholders, in exchange for all of the issued and outstanding shares of FRAMING, 405,160 shares of its common stock. The shares of RHINO will be allocated as set forthon thge signature pages entitled Shareholders of Framing Systems, Inc., attached hereto. The shares of FRAMING Shareholders will be exchanged for shares in RHINO on a one for fifty (1 for 25) basis.

   2. Representations and Warranties by FRAMING and FRAMING Shareholders. FRAMING and FRAMING Shareholders each represent and warrant to RHINO, all of which representations and warranties shall be true at the time of closing, and shall survive the closing for a period of six (6) months from the date of closing, except as to the warranties and representations set forth in subsection (i) herein, which shall survive for a period of three (3) years from the date of closing, and those set forth in subsection (l) herein, which shall survive for a period of six (6) months from the date of closing, or from the date when the accounts receivable may become due and payable, whichever shall occur later, that:

   (a) FRAMING is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate powers to own its property and carry on its business as and where it is now being conducted. Copies of the Certificate of Incorporation and the By-Laws of FRAMING, which have heretofore been furnished by FRAMING Shareholders to RHINO, are true and correct copies of said Certificate of Incorporation and By-Laws including all amendments to the date hereof.

   (b) The authorized capital stock of FRAMING consists of 25,000,000 shares of common stock, $.001 par value ("Common Stock of FRAMING"), of which10,129,000 shares have been validly issued and are now outstanding.

   (c) FRAMING Shareholders have full power to exchange the shares to purchase the capital stock of RHINO on behalf of themselves upon the terms provided for in this Agreement, and said shares have been duly and validly issued and are free and clear of any lien or other encumbrance.

   (d) From the date hereof, and until the date of closing, no dividends or distributions of capital, surplus, or profits shall be paid or declared by FRAMING in redemption of their outstanding shares or otherwise, and except as described herein no additional shares shall be issued by said corporation.

   (e) Since the date hereof, FRAMING has not engaged in any transaction other than transactions in the normal course of the operations of their business, except as specifically authorized by RHINO in writing.

   (f) FRAMING is not involved in any pending or threatened litigation which would materially affect its financial condition disclosed to RHINO in writing.

   (g) FRAMING has and will have on the Closing Date, good and marketable title to all of its property and assets shown on
Schedule I, attached hereto, free and clear of any and all liens or encumbrances or restrictions, except as shown on Schedule I, attached hereto and except for taxes and assessments due and payable after the Closing Date and easements or minor restrictions with respect to its property which do not materially affect the present use of such property.

   (h) (1) The inventories of FRAMING as reflected in Schedule I, furnished by FRAMING Shareholders to RHINO prior to the execution hereof, are valued at book value.

   (2) The inventory of FRAMING listed on the schedule referred to in (h) (1) above is hereinafter collectively referred to as the "Inventory." The Inventory is in good and usable condition.

   (i) As of the date hereof, there are no accounts receivable of FRAMING of a material nature, except for those accounts receivable set forth in Schedule I, attached hereto.

   (j) FRAMING does not now have, nor will it have on the Closing Date, any long-term contracts ("long-term" being defined as more than one year) except those set forth in Schedule I attached hereto.

    (k) FRAMING does not now have, nor will it have on the Closing Date any pension plan, profit-sharing plan, or stock purchase plan for any of its employees except those set forth in Schedule I, attached hereto and certain options to proposed executive officers.

   (l) FRAMING does not now have, nor will it have on the Closing Date, any known liabilities or contingent liabilities other than those disclosed in their financial statements dated May 12, 19999 attached hereto as Schedule II except in the ordinary course of business or in connection with its proposed private offering.

   3. Representations and Warranties by RHINO. RHINO represents and warrants to the FRAMING Shareholders, all of which representations and warranties shall be true at the time of closing, and shall survive the closing for a period of six (6) months from the date of closing, as follows:

   (a) RHINO is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as now being conducted and has authorized capital stock consisting of 20,000,000 shares of common stock, $.001 par value per share, of which there are 1,209,799 shares presently outstanding.

   (b) RHINO has the corporate power to execute and perform this Agreement, and to deliver the stock required to be delivered to FRAMING Shareholders hereunder.

   (c) The execution and delivery of this Agreement, and the issuance of the stock required to be delivered hereunder have been duly authorized by all necessary corporate actions, and neither the execution nor delivery of this Agreement, nor the issuance of the stock, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Certificate of Incorporation or By-Laws of RHINO or any indenture, agreement or other instrument to which RHINO is a party, or by which RHINO is bound, or by which any of its property is bound.

   (d) The shares of Common Stock of RHINO deliverable pursuant hereto will on delivery in accordance with the terms hereof, be duly authorized, validly issued, and fully paid, and non-assessable.

   4. Conditions to the Obligations of RHINO. The obligations of RHINO hereunder shall be subject to the conditions that:

   (a) RHINO shall not have discovered any material error or misstatement in any of the representations and warranties by the FRAMING Shareholders herein, and all the terms and conditions of this Agreement to be performed and complied with shall have been performed and complied with.

   (b) There shall have been no substantial adverse changes in the conditions, financial, business otherwise of FRAMING from the date of this Agreement, and until the date of closing, except for changes resulting from those operations in the usual and ordinary course of business, and between such dates the business and assets of FRAMING shall not have been materially adversely affected as the result of any fire, explosion, earthquake, flood, accident, strike, lockout, combination of workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or acts of God or of the public enemies.

   (c) RHINO shall upon request and at the time of closing, receive an opinion of counsel to the effect that: (1) FRAMING is duly organized and validly existing under the laws of the State of Nevada and has the power and authority to own its properties and to carry on its respective business wherever the same shall be located and operated as of the Closing Date; and, (2) this Agreement has been duly executed and delivered by FRAMING Shareholders and constitutes a legal, valid and binding obligation of the FRAMING Shareholders enforceable in accordance with its terms.

   (d) FRAMING does not now have, nor will it have on the date of closing, any known or unknown liabilities or contingent liabilities, except as specifically set forth on Schedule II, attached hereto.

   5. Conditions to the Obligations of FRAMING Shareholders. The obligations of the FRAMING Shareholders hereunder are subject to the conditions that:

   (a) FRAMING Shareholders shall not have discovered any material error or misstatement in any of the representations and warranties made by RHINO herein and all the terms and conditions of this Agreement to be performed and complied with by RHINO shall have been performed and complied with.

   (b) The FRAMING Shareholders shall upon request, at the time of closing, receive an opinion of counsel to the effect that: (1) RHINO is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the power to own and operate its properties wherever the same shall be located as of the Closing Date; (2) the execution, delivery and performance of this Agreement by RHINO has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of RHINO, enforceable in accordance with its terms; (3) the securities to be delivered to FRAMING Stockholders pursuant to the terms of this Agreement has been validly issued, is fully paid and non-assessable; (4) the exchange of the securities herein contemplated does not require the registration of the RHINO securities pursuant to any Federal law dealing with the issuance, sale, transfer, and/or exchange of corporate securities; (5) that RHINO is not under investigation by the SEC, the NASD or any state securities commission; (6) that there are no known securities violations; (7) all shares issued by RHINO have been validly issued in accordance with Nevada or Federal law, are fully paid and non-assessable; and (8) there are no outstanding options, rights, warrants, conversion privileges or other agreements which would require issuance of additional shares.

   6. Closing Date. The closing shall take place on or before June 1, 1999, or as soon thereafter as is practicable, at 2925 LBJ Freeway, Suite 183; Dallas, TX 75231, or at such other time and place as the parties hereto shall agree upon.

   7. Actions at the Closing. At the closing, RHINO and FRAMING Shareholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section I of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable.

   8. Conduct of Business, Board of Directors, etc. Between the date hereof and the Closing Date, FRAMING will conduct its business in the same manner in which it has heretofore been conducted and the FRAMING Shareholders will not permit FRAMING to: (1) enter into any contract, etc., other than in the ordinary course of business; or (2) declare or make any distribution of any kind to the stockholders of FRAMING, without first obtaining the written consent of RHINO.

   9. Access to the Properties and Books of FRAMING. The FRAMING Shareholders hereby grant to RHINO, through their duly authorized representatives and during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of FRAMING and full opportunity to examine their books and records.

   10.  Miscellaneous

   (a) This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Nevada.

   (b) Each of the Constituent Corporations shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the consummation of this Agreement, including, without limiting the generality of the foregoing, fees and expenses of financial consultants, accountants and counsel and the cost of any documentary stamps, sales and excise taxes which may be imposed upon or be payable in respect to the transaction.

   (c) At any time before or after the approval and adoption by the respective stockholders of the Constituent Corporations, if required, this Reorganization Agreement may be amended or supplemented by additional written agreements, as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient to further the purpose of this Reorganization Agreement, to clarify the intention of the parties, to add to or to modify the covenants, terms or conditions contained herein, or otherwise to effectuate or facilitate the consummation of the transaction contemplated hereby. Any written agreement referred to in this paragraph shall be validly and sufficiently authorized for the purposes of this Reorganization Agreement if signed on behalf of FRAMING or RHINO, as the case may be, by its Chairman of the Board, or its President.

   (d) This Reorganization Agreement may be executed in any number of counterparts and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Reorganization Agreement.

   (e) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the FRAMING Shareholders and upon the successors and assigns of RHINO.

   (f) All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:


   If to FRAMING Shareholders, then: Robert Moehler
                                     2925 LBJ Freeway, Suite 283
                                     Dallas, TX 75234

     If to RHINO, then:              David H. Carl
                                     2925 LBJ Freeway, Suite 188
                                     Dallas, TX 75234

    The foregoing Reorganization Agreement, having been duly approved or adopted by the Board of Directors, and duly approved or adopted by the stockholders of the constituent corporation, as required, in the manner provided by the laws of the State of Nevada, the Chairman of the Board, the President or the Secretary of said corporations, and the Shareholders of FRAMING do now execute this Reorganization Agreement under the respective seals of said corporation by the authority of the directors and stockholders of each, as required, as the act, deed and agreement of each of said corporations. This Stock-For-Stock Agreement may be signed in two or more counterparts.


                     RHINO ENTERPRISES GROUP,  INC.

                     By:  /s/ DAVID H. CARL
                          -----------------------------
                          David H. Carl, President


                     FRAMING SYSTEMS, INC.


                     By:  /s/ ROBERT W. MOEHLER
                          -----------------------------------
                          Robert W. Moehler, President


              Acknowledgment of Execution of Agreement
                       By Officer of
                 Rhino Enterprises Group, Inc.



STATE OF TEXAS               )
                             ) ss.
COUNTY OF DALLAS             )


   BE IT REMEMBERED that on this 14th day of May, 1999, personally came before me, a Notary Public in and for jurisdiction aforesaid, David H. Carl, President of Rhino Enterprises Group, Inc., a Nevada corporation, and one of the corporations described in and which executed the foregoing Agreement of Reorganization, known to me personally to be such, and he, the said, David H. Carl, as such President, duly executed said Agreement of Reorganization before me and acknowledged said Agreement of Reorganization are in the handwriting of said President of Rhino Enterprises Group, Inc..

   IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                    /s/ LINDA S. HERRINGTON
                    ----------------------------------
                     Notary Public

        Acknowledgment of Execution of Agreement
                 By Officer of
             Framing Systems, Inc.


STATE OF TEXAS               )
                             ) ss.
COUNTY OF DALLAS             )


    BE IT REMEMBERED that on this 14th day of May, 1999, personally came before me, a Notary Public in and for jurisdiction aforesaid, Robert W. Moehler, President of Framing Systems, Inc., a Nevada corporation, and one of the corporations described in and which executed the foregoing Agreement of Reorganization, known to me personally to be such, and he, the said, Robert W. Moehler, as such President, duly executed said Agreement of Reorganization before me and acknowledged said Agreement of Reorganization are in the handwriting of said President of Framing Systems, Inc.

    IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                   /s/ LINDA S. HERRINGTON
                   -------------------------------------
                   Notary Public

                   SHAREHOLDERS OF FRAMING SYSTEMS, INC.

                                      Number of Shares   Number of Shares
Name                                  In Framing         To be issued-Rhino
-----                                 -----------------  ------------------



-----------------------               50,000             2,000
Barry Bendett


/s/ ISRAEL BURDEI
-----------------------               50,000             2,000
Israel Burdei


/s/ KEVIN CANNON AND CATHERINE CANNON
-----------------------               50,000             2,000
Kevin and Catherine Cannon


/s/ MARTHA DAVIS
-----------------------               2,000              80
Martha Davis


/s/ JAMES DEMARCO
-----------------------               200,000            8,000
James DeMarco


/s/ RONALD DRAKE
-----------------------               10,000             400
Ronald Drake


-----------------------               5,000              200
Wanda Drake


/s/ DAVID L. HIRSCH
-----------------------               250,000            10,000
David L. Hirsch


/s/ PETER J. JOSEPH JR.
-----------------------               100,000            4,000
Peter J. Joseph, Jr.


/s/ LARRY JULIA
-----------------------               150,000            6,000
Larry Julia


/s/ SOFIA KABAK-SHARAVNER
-----------------------               25,000             1,000
Sofia Kabak-Sharavner


/s/ RICHARD KANDEL
-----------------------               50,000             2,000
Richard Kandel


/s/ ALAN D. AND STEPHANIE KANE
-----------------------               100,000            4,000
Alan D. and Stephanie Kane


/s/ MARK LARSON
-----------------------               5,000              200
Mark Larson


/s/ WILLIAM LAVIA
-----------------------               50,000             2,000
William LaVia


/s/ RICHARD Z. LIPSKY, M.D.
-----------------------               82,000             3,280
Richard Z. Lipsky, M.D.


/s/ MARY MAGOUIRK
-----------------------               10,000             400
Mary Magouirk


/s/ NICHOLAS MAISTO
-----------------------               100,000            4,000
Nicholas Maisto


/s/ JOSEPH D. MCKEOWN
-----------------------               70,000             2,800
Joseph D. McKeown


/s/ DANIEL V. MCLEOD
-----------------------               15,000             600
Daniel V. McLeod


/s/ STUART MILSTEIN
-----------------------               100,000            4,000
Stuart Milstein


/s/ DONNA MINTZ
-----------------------               100,000            4,000
Donna Mintz


/s/ BRETT A. MULE
-----------------------               100,000            4,000
Brett A. Mule



-----------------------               50,000             2,000
Michael and Jeneen Murphy


/s/ LAWRENCE AND MARGARET NOVACK
-----------------------               250,000            10,000
Lawrence and Margaret Novack



-----------------------               30,000             1,200
Maryellen Reinhardt


/s/ ROSA RUDNET
-----------------------               50,000             2,000
Rosa Rudnet



-----------------------               50,000             2,000
Tracy Schauer


/s/ WILLIAM J. SCHNEIDER
-----------------------               50,000             2,000
William J. Schneider


/s/ LEONARD SCHOEN JR.
-----------------------               100,000            4,000
Leonard Schoen, Jr.


/s/ SOCRATES SKIADAS
-----------------------               200,000            8,000
Socrates Skiadas


/s/ KIMBERLY SLIMAK
-----------------------               100,000            4,000
Kimberly Slimak



-----------------------               50,000             2,000
Michael Stankiewicz


/s/ GLENN S. AND STUART G. STANLEY
-----------------------               400,000            16,000
Glenn S. and Stuart G. Stanley


/s/ IRINA STAROBINSKY
-----------------------               40,000             1,600
Irina Starobinsky


/s/ EDWARD A. THORNTON
-----------------------               100,000            4,000
Edward A. Thornton


/s/ JAMES TREPETA
-----------------------               200,000            8,000
James Trepeta


/s/ M.A. TREPETA
-----------------------               350,000            14,000
M.A. Trepeta


/s/ C.F. WALKER
-----------------------               20,000             800
C.F. WALKER


/s/ RONALD J. WALKER
-----------------------               15,000             600
Ronald J. Walker


/s/ GREGORY R. WEATERBY
-----------------------               100,000            4,000
Gregory R. Weatherby


/s/ GRACE C. WONG
-----------------------               50,000             2,000
Grace C. Wong


BCLM INVESTMENT CORPORATION           3,000,000          120,000

By:
Its:



DLJ CONSULTING, INC.                  100,000            4,000

By: DEAN JULIA
Its: PRESIDENT



ETHEL C. DELK TRUST                   50,000             2,000

By: ETHEL C. DELK
Its:   TRUSTEE


FEDERATED TAX CONSULTANTS             50,000             2,000

By:   PAUL ZANN
Its:   PRESIDENT



MDT CONSULTING INC.                   100,000            4,000

By:   MICHAEL TREPETA
Its:   PRESIDENT



MK RESOURCES, INC.                    50,000             2,000

By:   DENNIS EVANS
Its:   PRESIDENT


SAMAHA FAMILY LIMITED PARTNERSHIP     100,000            4,000

By:     VICTOR SAMAHA
Its:


SJN CONSULTING INC.                   100,000            4,000

By:   SCOTT NOVACK
Its: PRESIDENT


THE STRATEIA GROUP, INC.              2,700,000          108,000

By:     JOE H. GLOVER
Its:    PRESIDENT